UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2016

APPLIED VISUAL SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525K East Market Street, # 116, Leesburg, Virginia 20176

(Address of Principal Executive Offices, Zip Code)

(703) 539-6190

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events

On March 30, 2016, Applied Visual Sciences, Inc., a Delaware corporation (the “Company”), filed a Form 15 with the Securities and Exchange Commission (“SEC”) to voluntarily deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Company may deregister its common stock by filing a Form 15 under Section 12(g) of the Exchange Act because the Company has fewer than 300 holders of record of its securities. The Company’s obligations to file periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, under Section 13(a) of the Exchange Act were suspended upon filing the Form 15. The deregistration under Section 12(g) of the Exchange Act is expected to be effective 90 days after filing of the Form 15 at which time the Company’s other filing requirements under Section 13(a) of the Exchange Act will terminate.

The Company’s common stock is quoted on the OTC Markets Group, LLC’s OTC Pink Market, a centralized electronic quotation service for over-the-counter securities. For more information about the OTC Pink Market, please see www.otcmarkets.com. The Company expects that its common stock will continue to be traded on the OTC Pink Market as long as market makers demonstrate an interest in trading in the Company’s common stock. However, there is no assurance trading in the Company’s common stock will continue on the OTC Pink Market or on any other securities exchange or quotation medium.

The decision of the Company’s Board of Directors to deregister the Company’s common stock was based on the consideration of numerous factors, including the costs of preparing and filing periodic reports with the SEC, the outside accounting, audit, legal and other costs and expenses associated with being a public company, the burdens placed on Company management to comply with reporting requirements, and the low trading volume in the Company’s common stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED VISUAL SCIENCES, INC.
Date: March 30, 2016	By: /s/ William J. Donovan William J. Donovan Chief Executive Officer

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